THIRTY-FIFTH AMENDMENT TO THE EA SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

This Thirty-fifth Amendment effective as of the last date in the signature block (the “Effective Date”) to the Fund Administration Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust (f/k/a Alpha Architect ETF Trust), a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the parties desire to amend the Agreement to add the following fund to Exhibit A:

•Alpha Blue Capital US Small-Mid Cap Dynamic ETF
WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

•Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

EA SERIES TRUST    U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Sean Hegarty	By:	/s/ Jason Hadler
Name:	Sean Hegarty	Name:	Jason Hadler
Title:	Treasurer	Title:	Sr. Vice President
Date:	11 / 30 / 2023	Date:	December 4, 2023

Exhibit A to the EA Series Trust
Fund Administration Servicing Agreement
Separate Series of EA Series Trust

Name of Series
Alpha Architect U.S. Quantitative Value ETF
Alpha Architect International Quantitative Value ETF Alpha Architect U.S. Quantitative Momentum ETF
Alpha Architect International Quantitative Momentum ETF Alpha Architect Value Momentum Trend ETF
Freedom 100 Emerging Markets ETF Merlyn.AI Bull-Rider Bear-Fighter ETF Merlyn.AI SectorSurfer Momentum ETF Gadsden Dynamic Multi-Asset ETF Freedom Day Dividend ETF
Sparkline Intangible Value ETF Guru Favorite Stocks ETF ROC ETF
Relative Sentiment Tactical Allocation ETF Argent Mid Cap ETF
AOT Growth and Innovation ETF Strive U.S. Energy ETF
EA Bridgeway Blue Chip ETF Strive 500 ETF
Burney U.S. Factor Rotation ETF Altrius Global Dividend ETF Strive U.S. Semiconductor ETF
Strive Emerging Markets Ex-China ETF
Alpha Architect High Inflation and Deflation ETF Alpha Architect Tail Risk ETF
Strive U.S. Technology ETF
Alpha Architect 1-3 Month Box ETF Strive 1000 Growth ETF
Strive 1000 Value ETF Strive Small Cap ETF
Strive 1000 Dividend Growth ETF Strive FAANG 2.0 ETF
EA Bridgeway Omni Small Cap Value ETF Strive Developed Markets ETF
MKAM ETF
Morgan Dempsey Large Cap Value ETF Bridges Capital Tactical ETF
Euclidean Fundamental Value ETF
Strive Enhanced Income Short Maturity ETF Strive Total Return Bond ETF
Astoria US Quality Kings ETF Bushido Capital US Equity ETF
WHITEWOLF Commercial Real Estate Finance Income ETF WHITEWOLF Publicly Listed Private Equity ETF MarketDesk Focuses U.S. Dividend ETF

TBG Dividend Growth ETF Ambleside Growth ETF
ARK 21 Shares Active Bitcoin Futures Strategy ETF ARK 21Shares Active Ethereum Futures ETF
ARK 21Shares Active Bitcoin Ethereum Strategy ETF ARK 21Shares Digital Asset and Blockchain Strategy ETF ARK 21Shares Active On-Chain Bitcoin Strategy ETF CCM Global Equity ETF
Honeytree U.S. Equity ETF
Alpha Blue Capital US Small-Mid Cap Dynamic ETF